UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2011

UNIWELL ELECTRONIC CORPORATION

Formerly

(Winscon Electronics Co. Ltd.)

 (Exact name of small business issuer as specified in its charter)

Delaware                   333-127170                                     98-0476582

  (State or other Jurisdiction         (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                     Number)

3950 Worthview Place

Mississauga, Ontario, CANADA L5N 6S7

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

(1)

Effective March 26, 2011, Uniwell Electronic Corporation (formerly Winscon Electronics Co. Ltd.) has terminated the Exchange of Common Stock Agreement, effective as of June 30, 2010, with Uniwell (Chong’s) International Holdings Ltd. (“Chong’s), a Hong Kong corporation. There is no material relationship between the registrant or its affiliates and any of the parties other than in respect of the material definitive agreement.

(2)

This Agreement dated this 16th day of July, 2010 between Mr. Luiz A. Brasil, the President of WINSCON ELECTRONICS CO., LTD. the Delaware Corporation (hereinafter referred to as “WINSCON”) and Mr. Chong York Chan, the Chairman on behalf of Uniwell (Chong’s) International Holdings Ltd. at 17/F Southtex Building, 51 Tsun Yip Street, Kwun Tong, Kowloon, H.K. SAR (hereinafter referred as “ UNIWELL”) for the purpose of setting forth the terms and conditions upon which Winscon will acquire 100% of all issued shares which are representing the total assets and liabilities of Uniwell (Chong’s) International Holdings Ltd. The shares to be transferred to Winscon are the 100% share interest in Uniwell (Chong’s) International Holdings Ltd. at 17/F Southtex Building, 51 Tsun Yip Sreet, Kwun Tong, Kowloon, H.K. SAR.  The terms of this Agreement shall be effective as of the date first stated herein. THE SELLERS agree to, at their expense, supply current Audited Financial Statements prepared by auditors registered with the Securities and Exchange Commission in the United States of America.

(3)

Uniwell (“Chong’s) International Holdings Ltd. failed to provide audited financial statements.

(4)

There were no termination penalties incurred by the registrant.

______________________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2011                                             Uniwell Electronic Corporation

                                                                                                         /S/

                                                                                          ____________________

                                                                                             Luiz A. Brasil, CEO